                      As filed with the Securities and Exchange Commission on July 27, 2001

                                                                                      Registration No. 333-_________

====================================================================================================================

                                        SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549

                                                     FORM S-8

                                              REGISTRATION STATEMENT
                                                       UNDER
                                            THE SECURITIES ACT OF 1933

                                                   PC MALL, INC.
                              (Exact name of Registrant as specified in its charter)

           Delaware                                                                                   95-4518700
 (State of Other Jurisdiction                                                                     (I.R.S. Employer
of Incorporation of Organization)                                                                Identification No.)

                                               2555 W. 190th Street
                                                Torrance, CA 90504
                                     (Address of Principal Executive Offices)

                                             1994 Stock Incentive Plan
                                               (Full Title of Plan)
                                  ----------------------------------------------

                                                   Frank Khulusi
                           Chief Executive Officer, President and Chairman of the Board
                                                   PC Mall, Inc.
                                               2555 W. 190th Street
                                                Torrance, CA 90504
                                      (Name and Address of Agent for Service)

                                                  (310) 354-5600
                           (Telephone Number, Including Area Code, of Agent For Service)

                                                     Copy to:
                                              Robert M. Mattson, Jr.
                                                 Craig S. Mordock
                                              Morrison & Foerster LLP
                                             19900 MacArthur Boulevard
                                             Irvine, California 92612
                                                  (949) 251-7500
                                --------------------------------------------------

                                          CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                               Proposed
                                 Amount                Maximum                  Maximum                 Amount of
Title of Securities               to be            Offering Price         Aggregate offering          Registration
 to be Registered             Registered(1)         Per Share(2)               Price(2)                    Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value per share          313,016  shares            $1.85                  $579,080                   $145

===================================================================================================================
(1)  Pursuant  to Rule  416(a)  under  the  Securities  Act of  1933,  as  amended  (the  "Securities  Act"),  this registration  statement includes an indeterminate  number of additional shares which may be offered and issued to  prevent  dilution  from  stock  splits,  stock  dividends  or  similar  transactions  as  provided  in the above-referenced plan.

(2)  Estimated  solely for the  purpose of  calculating  the  registration  fee.  Pursuant  to Rule 457(c) and Rule
     457(h) under the Securities Act of 1933, as amended (the  "Securities  Act"),  the proposed  maximum  offering price per share and the proposed  maximum  aggregate  offering price have been  determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on July 23, 2001.

===================================================================================================================

       Pursuant  to  General  Instruction  E to Form  S-8  under  the  Securities  Act of  1933,  as  amended  (the
"Securities  Act"),  this  Registration  Statement  is  filed by PC  Mall,  Inc.  (formerly  IdeaMall,  Inc.)  (the
"Registrant")  for the purpose of  registering  additional  securities  under the 1994 Stock  Incentive Plan of the
Registrant,  which are the same class as those registered under the currently effective  Registration  Statement on
Form S-8  (Registration  Nos.  333-848,  333-76851 and 333-38860)  relating to the 1994 Stock Incentive Plan of the
Registrant,  and the  contents  of that  Registration  Statement,  including  any  amendments  thereto  or  filings incorporated therein, are incorporated herein by this reference.

                                                      PART II

                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

       The  following  documents  filed  by the  Registrant  with  the  Securities  and  Exchange  Commission  (the
"Commission") are incorporated by reference herein:

       (a)      The  Registrant's  Annual  Report on Form 10-K for the fiscal year ended  December 31, 2000,  which includes audited financial statements for the Registrant's latest fiscal year.

       (b)      The Registrant's Report on Form 10-Q for the fiscal period ended March 31, 2001.

       (c)      All other reports filed by the  Registrant  pursuant to  Sections 13(a)  or 15(d) of the Securities
Exchange  Act of 1934 (the  "Exchange  Act")  since the end of the fiscal  year  covered by the  audited  financial statements described in (a) above.

       (d)      The description of the Registrant's  Common Stock contained in its  Registration  Statement on Form
8-A filed with the  Commission  on March 31,  1996  under the  Securities  Exchange  Act of 1934,  as amended  (the
"Exchange Act"), including any amendment or report filed for the purpose of updating such description.

       All documents filed by the Registrant with the Commission  pursuant to Section 13(a),  13(c), 14 or 15(d) of the  Exchange  Act, and prior to the filing of a  post-effective  amendment  which  indicates  that all  securities offered  have  been  sold or  which  deregisters  all  securities  then  remaining  unsold  shall be  deemed  to be incorporated  by  reference  into this  Registration  Statement  and to be a part hereof from the date of filing of such  documents.  Any  statement  contained in a document  incorporated  by reference  herein shall be deemed to be modified  or  superseded  for  purposes of this  Registration  Statement  to the extent that a statement  contained herein or in any other  subsequently  filed  document  which also is or is deemed to be  incorporated  by reference herein  modifies or  supersedes  such  statement.  Any  statement  so modified or  superseded  shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

        5.1     Opinion of Morrison & Foerster LLP

       10.1     1994 Stock Incentive  Plan, as amended  (incorporated  by reference to Annex A of the  Registrant's
                Definitive Proxy Statement dated April 24, 2000, on file with the Commission)

       23.1     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

       23.2     Consent of Independent Accountants

       24.1     Power of Attorney (See signature page)

                                                    SIGNATURES

       Pursuant to the requirements of the Securities Act, PC Mall, Inc.  certifies that it has reasonable  grounds to believe  that it meets all of the  requirements  for filing on Form S-8  and has duly  caused this  Registration
Statement  to be signed on its behalf by the  undersigned,  thereunto  duly  authorized,  in the City of  Torrance,
State of California, on July 26, 2001.

                                                     PC MALL, INC.

                                                     By: /s/ Frank F. Khulusi
                                                         -------------------------------------------------
                                                         Frank F. Khulusi
                                                         Chief Executive Officer and President

                                                 POWER OF ATTORNEY

       Each person whose signature  appears below  constitutes  and appoints Frank F. Khulusi and Ted Sanders,  and each  of  them,  as  attorneys-in-fact,  each  with  the  power  of  substitution,  for  him or her in any  and all capacities,  to sign any amendment to this  Registration  Statement and to file the same, with exhibits thereto and other documents in connection  therewith,  with the  Commission,  granting to said  attorneys-in-fact,  and each of them,  full power and  authority to do and perform each and every act and thing  requisite and necessary to be done in  connection  therewith,  as fully to all intents and  purposes as he or she might or could do in person,  hereby ratifying  and  confirming  all  that  said  attorneys-in-fact  or any of  them,  or  their  or his  substitute  or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the  requirements  of the Securities Act, this  Registration  Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                            Title                                     Date
               ---------                                            -----                                     ----

/s/ Frank F. Khulusi                      Chairman of the Board of Directors, President and Chief
-------------------------------------     Executive Officer (Principal Executive Officer)                July 26, 2001
Frank F. Khulusi

/s/ Ted Sanders                           Chief Financial Officer (Principal Financial and
-------------------------------------     Accounting Officer)                                            July 26, 2001
Ted Sanders

/s/ Sam Khulusi
-------------------------------------
Sam Khulusi                                                       Director                               July 26, 2001

/s/ Thomas Maloof
-------------------------------------
Thomas Maloof                                                     Director                               July 26, 2001

/s/ Ronald Reck
-------------------------------------
Ronald Reck                                                       Director                               July 26, 2001

/s/ Mark C. Layton
-------------------------------------
Mark C. Layton                                                    Director                               July 26, 2001

                                                   EXHIBIT INDEX

Exhibit
Number                              Description
------                              -----------

        5.1     Opinion of Morrison & Foerster LLP

       10.1     1994 Stock Incentive  Plan, as amended  (incorporated  by reference to Annex A of the  Registrant's
                Definitive Proxy Statement dated April 24, 2000, on file with the Commission)

       23.1     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

       23.2     Consent of Independent Accountants

       24.1     Power of Attorney (See signature page)

                                                                                                        EXHIBIT 5.1

                                        OPINION OF MORRISON & FOERSTER LLP

                                       [Morrison & Foerster LLP Letterhead]

                                                   July 26, 2001

PC Mall, Inc.
2555 W. 190th Street
Torrance, CA 90504

Gentlemen:

       At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 313,016 shares of your common stock, $.001 par value (the "Common Shares") issuable upon exercise of options which may be granted pursuant to the company's 1994 Stock Incentive Plan, as amended
(the "Plan").

       As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the Common Shares or options to purchase Common Shares under the Plan (the "Plan Shares") and such documents as we have deemed necessary to render this opinion.

       Based upon the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable Common Shares.

       We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                               Very truly yours,

                                                               /s/ Morrison & Foerster LLP

                                                                                                       EXHIBIT 23.2

                                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby  consent to the  incorporation  by  reference  in this  Registration  Statement on Form S-8 of our report  dated  January  19,  2001,  except as to the  second  paragraph  of Note 3,  which is as of March 7,  2001, relating to the financial  statements and financial statement schedule of PC Mall, Inc. (formerly IdeaMall,  Inc.), which appears in PC Mall, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/S/ PricewaterhouseCoopers LLP

Los Angeles, California
July 27, 2001